Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-116272

                              PROSPECTUS SUPPLEMENT
                                    Number 1
                                       to
                          Prospectus dated June 3, 2005
                                       of
                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

This Prospectus Supplement includes the attached Quarterly Report on Form 10-QSB of Millennium Biotechnologies Group, Inc. for the quarter ended June 30, 2005 filed by us with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

            The date of this Prospectus Supplement is August 19, 2004

                                   FORM 10-QSB

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         For Quarter Ended June 30, 2005

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                For the Transition Period from _______ to _______

                          Commission file number 0-3338

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                             22-1558317
-------------------------------                          --------------------
(State or other Jurisdiction of                           (IRS Employer
 Incorporation or Organization)                          Identification No.)

            665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920
               (Address of Principal Executive Office) (Zip Code)

                                 (908) 604-2500
               (Registrant's telephone number including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes |X| No |_|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

The number of shares of Registrant's Common Stock, $0.001 par value, outstanding as of August 15, 2005, was 47,764,408 shares.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY

                                      INDEX

                                                                         Page
                                                                         Number
                                                                         ------

PART  1  -  FINANCIAL INFORMATION

Item 1   Financial Statements (unaudited)

         Consolidated Balance Sheet
          - June 30, 2005                                                3

         Consolidated Statements of Operations
          - Three and six months ended June 30, 2005 and 2004            4

         Consolidated Statements of Cash Flows
          - Six months ended June 31, 2005 and 2004                      5

         Notes to Consolidated Financial Statements                      6 - 15

Item 2   Management's Discussion and Analysis of Financial Condition
         and Results of Operations                                       16

Item 3   Controls and Procedures                                         22

PART II  -  OTHER INFORMATION                                            22

SIGNATURES                                                               23

PART I  - Item 1


              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

Assets
Current Assets
     Cash ...................................................................   $        582
     Accounts receivable, net of allowance for
        doubtful accounts of $20,000 ........................................        194,433
     Inventories ............................................................        256,919
     Prepaid expenses .......................................................         40,267
     Prepaid consulting, current ............................................        445,827
     Miscellaneous receivables ..............................................         77,931
                                                                                ------------
        Total Current Assets ................................................      1,015,959
     Prepaid consulting, less current portion ...............................         63,280
     Property and equipment, net of accumulated
        depreciation of $89,922 .............................................         40,407
     Patents, net of accumulated amortization of $2,255 .....................          9,262
     Deposits ...............................................................         18,352
                                                                                ------------
         Total Assets .......................................................      1,147,260
                                                                                ============
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses ..................................      1,160,124
     Short term debt ........................................................      1,240,894
     Current maturities of long term debt ...................................         75,000
                                                                                ------------
        Total Current Liabilities ...........................................      2,476,018
     Accrued royalties, long-term portion ...................................         22,500
                                                                                ------------
         Total Liabilities ..................................................      2,498,518

Stockholders' Equity (Deficit)
     Preferred Stock, $1 par value, 810,360 shares authorized:
     Convertible, Series B, non-voting, 65,141 shares issued and outstanding,
         at redemption value ................................................        130,282
     Cumulative, Series C, non-voting, 64,762 shares issued and outstanding .         64,763
     Convertible, Series D, 0 shares issued and outstanding .................             --
     Common Stock, $0.001 par value, 75,000,000 shares authorized,
     47,754,409 shares issued and outstanding ...............................         47,754
     Additional paid-in capital .............................................     16,078,308
     Accumulated deficit ....................................................    (17,672,365)
                                                                                ------------
         Total Stockholders' Equity (Deficit) ...............................     (1,351,258)

         Total Liabilities and Equity (Deficit) .............................   $  1,147,260

                                                                                ============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                     Three Months Ended                 Six Months Ended
                                                         June 30,                         June 30,
                                                   2005             2004           2005              2004
                                               ------------    ------------    ------------    ------------
Total Revenues .............................   $    159,169    $    260,834    $    450,589    $    485,007

     Cost of Goods Sold ....................         69,593         152,062         267,279         285,602
                                               ------------    ------------    ------------    ------------
Gross Profit ...............................         89,576         108,772         183,310         199,405

Research and development cost ..............          7,913          11,855           7,913          19,331

Selling, general & administrative expenses .      1,020,931       1,475,637       1,661,336       2,547,021
                                               ------------    ------------    ------------    ------------
Total operating expenses ...................      1,028,844       1,487,492       1,669,249       2,566,352


Loss from Operations .......................       (939,268)     (1,378,720)     (1,485,939)     (2,366,947)

Other Income (Expense)
     Miscellaneous income ..................             --              --              --         124,151
     Miscellaneous expense .................        (50,025)        (87,933)       (174,019)       (107,933)
     Interest expense, net .................        (64,644)       (146,723)       (127,488)       (390,330)
                                               ------------    ------------    ------------    ------------

Total Other Income (Expense) ...............       (114,669)       (234,656)       (301,507)       (374,112)
                                               ------------    ------------    ------------    ------------
Loss before Provision for Income taxes .....   $ (1,053,937)   $ (1,613,376)   $ (1,787,446)   $ (2,741,059)

     Provision for Income Taxes ............             --              --              --              --

Net Loss ...................................   $ (1,053,937)   $ (1,613,376)   $ (1,787,446)   $ (2,741,059)
                                               ============    ============    ============    ============
Net Loss per Common Share ..................   $      (0.02)   $      (0.04)   $      (0.04)   $      (0.08)
                                               ============    ============    ============    ============
Weighted Average Number of
     Common Shares Outstanding .............     45,346,696      39,995,048      44,172,392      35,607,392
                                               ============    ============    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                              Six Months Ended
                                                                  June 30,
                                                            2005            2004
                                                         -----------    -----------
Cash Flows from Operating Activities
     Net Loss ........................................   $(1,787,446)   $(2,741,059)
     Adjustments to Reconcile Net Loss to
     Net Cash used by Operations
        Depreciation and amortization ................        13,516         13,580
        Securities issued for various expenses .......       694,650      1,499,353
        Amortization of note discount ................         5,746             --
        Convertible feature of notes .................            --        114,689
     Decreases (Increases) in Assets
        Accounts receivable ..........................       (61,178)
                                                                           (177,072)
        Due from related party .......................            --       (111,547)
        Inventories ..................................        32,626        (32,324)
        Prepaid expenses .............................       (24,894)       152,012
        Other assets .................................       (16,668)            --
     Increases (Decreases) in Liabilities
        Accounts payable and accrued expenses ........       220,599       (553,176)
        Notes offset against miscellaneous receivables      (176,250)            --
                                                         -----------    -----------
Net Cash Used by Operating Activities ................    (1,099,299)    (1,835,544)

Cash Flows from Financing Activities
     Proceeds from loans and notes payable ...........       650,000        280,000
     Repayment of loans and notes payable ............       (60,000)      (515,000)
     Due to officers .................................            --       (127,594)
     Changes in long term royalties obligation .......        (2,500)           833
     Issuance of common stock ........................       489,294      2,788,885
                                                         -----------    -----------
Net Cash Provided by Financing Activities ............     1,076,794      2,427,124

Net Increase in Cash .................................       (22,505)       591,580
Cash at beginning of period ..........................        23,087         28,327
                                                         -----------    -----------
Cash at end of period ................................   $       582    $   619,907
                                                         ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization
      Millennium   Biotechnologies  Group,  Inc.  (the  Company  or  "Millennium
      Group"), formerly Regent Group, Inc., is a holding company for its subsidiary Millennium Biotechnologies, Inc. ("Millennium").

      Millennium was incorporated in the State of Delaware on November 9, 2000 and is located in New Jersey. Millennium is a research based bio-nutraceutical corporation involved in the field of nutritional science. Millennium's principal source of revenue is from sales of its nutraceutical supplements, RESURGEX(R), RESURGEX PLUS(R) and Defenzyme(TM) which serve as a nutritional support for immuno-compromised individuals undergoing medical treatment for chronic debilitating diseases.

      The Company acquired Millennium on July 27, 2001, when it completed a merger with Millennium. In the merger, new Convertible Preferred Series D stock was issued in exchange for all the outstanding stock of Millennium. Such preferred shares were convertible into approximately 96% of the outstanding common stock of the Company at the time of issuance. Under the terms of the Agreement and Plan of Reorganization, a new wholly-owned Millennium Group subsidiary merged into Millennium. For accounting purposes, the merger has been treated as an acquisition of Millennium Group by Millennium, and a re-capitalization of Millennium. The financial statements are those of the Company and its wholly-owned subsidiary Millennium on a consolidated basis.

     Basis of Presentation
      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and
      Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required for annual financial statements.
      These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004 and its quarterly report on Form 10-QSB for the quarter ended March 31, 2005.

      In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of June 30, 2005, the results of operations for the three and six months ended June 30, 2005 and 2004, and the cash flows for the six months ended June 30, 2005 and 2004, have been included.

     Principles of Consolidation
      The Company's operations presently consist almost exclusively of the operations of Millennium. The consolidated financial statements include the accounts of the Company and its subsidiary from the acquisition date and/or through their respective disposition dates. All significant inter-company transactions and balances have been eliminated.

     Use of Estimates
      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment
      Property and equipment are stated at cost less accumulated depreciation. Depreciation, which includes amortization of assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives of the underlying lease term. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred. For Federal income tax purposes, depreciation is computed under accelerated methods over the assets class life.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Patents
      Patents are capitalized and amortized over 240 months. Amortization expense was $144 and $288, and $144 and $288, for the quarters and the six months periods ended June 30, 2005 and 2004, respectively.

     Evaluation of Long-Lived Assets
      Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

     Revenue Recognition
      Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

     Advertising costs
      Advertising costs are charged to operations when incurred. Advertising expense was $0 and $390, and $73,012 and $102,158, for the quarters and the six months periods ended June 30, 2005 and 2004, respectively.

     Stock-Based Compensation
      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock option and other equity instruments to employees based on fair value. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used.

     Income Taxes
      The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2004.

     Loss Per Common Share
      Basic and diluted loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the periods. Potential common shares used in computing diluted earnings per share related to stock options, warrants, convertible preferred stock and convertible debt which, if exercised, would have an anti- dilutive effect on earnings per share, have not been included.

     Fair Value of Financial Instruments
      For financial instruments including cash, prepaid expenses and other current assets, short-term debt, accounts payable and accrued expenses, it was assumed that the carrying values approximated fair value because of their short-term maturities.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Limitations
      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Reclassification

      Certain reclassifications have been made to prior year balances to conform to the current year's presentation.

2. GOING CONCERN

      In their report for the fiscal year ended December 31, 2004, the Company's auditors noted that the Company had incurred substantial losses during the last two fiscal years, that there existed a working capital deficit, and that the ability of the Company to continue as a going concern was dependent on increasing sales and obtaining additional capital and financing. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. Management's plans are to fund future operations by seeking additional working capital through equity and debt placements with private and institutional investors, until cash flow from operations grows to a level sufficient to supply adequate working capital.

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the U. S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

4. PREPAID CONSULTING

      Prepaid consulting was recorded in connection with common stock/warrants issued to consultants for future services and is amortized over the period of the agreements ranging from one to three years.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

5.  INVENTORIES

      Inventories consist of work-in-process and finished goods for the Company's RESURGEX(R) and RESURGEX PLUS(R) product lines. Cost-of-goods sold are calculated using the average costing method. Inventories at June 30, 2005 consist of the following:

Raw Materials                                                         $ 118,934
Work in Process                                                          60,647
    Finished Goods                                                       88,121
Packaging                                                                76,256
                                                                      ---------
                                                                        343,958
Less: Reserve for losses                                                (87,039)
                                                                      ---------
  Total                                                               $ 256,919
                                                                      ---------

6. PROPERTY AND EQUIPMENT

      Property and equipment at cost, less accumulated depreciation, at June 30, 2005, consists of the following:

Furniture                                                             $  46,127
Equipment                                                                22,445
Leasehold improvements                                                   61,757
                                                                      ---------
    Subtotal                                                            130,329
Less accumulated depreciation                                           (89,922)
                                                                      ---------
    Total                                                             $  40,407
                                                                      ---------

      Depreciation expense charged to operations was $6,408 and $13,228, and $6,678 and $13,292, for the quarters and six months periods ended June 30, 2005 and 2004, respectively.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consisted of the following at June 30, 2005:

  Accounts payable                                                    $  532,036
  Accrued interest                                                        83,184
  Accrued salaries, bonuses and payroll taxes                            138,885
  Accrued royalties                                                      104,744
  Accrued professional fees                                               24,000
  Accrued minimum purchase obligations                                   265,209
  Miscellaneous accruals                                                  12,066
                                                                      ----------
                                                                      $1,160,124
                                                                      ==========

8.  DEBT

     Short-term debt at June 30, 2005, is as follows:
     Cash advances by three accredited  investors,  due on demand,  non-interest  bearing except   $           50,440
     for $46,000 which carries interest at 12% per year.

     Promissory  note dated  December 17, 2002,  originally  for $50,000 issued to an accredited investor,  maturing  September 28, 2003, bearing interest at the rate of 10% per annum. The note has been changed to be due on demand and remains  outstanding  at June 30,  2005.  The holder of the note is entitled to convert all or a portion of the  principal  and  interest at any time after the  maturity  date into shares of common stock of the Company at a price equal to $0.25/share  of the principal if the principal and interest is not fully repaid on or before the  maturity  date.  Management  has  repaid  $25,000  in  December  2003 and is presently  negotiating  to convert the remaining  $25,000 into equity.  The Company  issued
     125,000  5-year  common stock  purchase  warrants in  conjunction  with the note which were
     exercised  at  a  rate  of  $0.01  per  share.   The  computed   discount   (computed  with
     Black-Scholes) related to the detachable stock purchase warrants has been fully amortized.                25,000

    Promissory  note dated October 17, 2002 in the amount of $125,000,  bearing  interest at 12%
    per annum,  originally maturing February 17, 2003 less discount.  The 12% interest per annum accrued to date on the  principal  amount  outstanding  is to be paid weekly with 25% of all cash  receipts  received by the  Company.  The Company  issued  70,000  3-year  common stock purchase  warrants  exercisable  at $.50  per  share  in  conjunction  with the note and has recorded a  discount  for the fair  market  value  (computed  under  Black-Scholes)  for the warrant.  The maturity date on the note was extended to September 17, 2003 and  subsequently to March  26,  2004.  The note has been  changed  to be due on  demand  and  $81,747 remains
    outstanding at June 30, 2005.                                                                              81,747

    Promissory  convertible  note dated  February 21,  2003,  issued to an  accredited  investor originally due on August 21, 2003,  bearing  interest at 8% per annum payable in stock.  The note  was  extended  to  December  31,  2004  and was  made  non-interest  bearing,  and has subsequently  been  changed to be due on demand.  The note is  convertible  into  restricted
    common shares at the rate of $0.25 per share, at the option of the holder.                                 10,000

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

DEBT (Continued)

    Promissory note dated March 5, 2003,  bearing interest payable in the form of 100,000 shares of restricted common stock,  issued to an accredited  investor and originally maturing April
    5, 2003.  The note was  initially  extended  to October 5, 2003.  The note was  subsequently extended to March 26,  2004  bearing  12%  interest  per annum,  and has  subsequently  been
    changed to be due on demand and remains outstanding at June 30, 2005.                          $          150,000

    Convertible Promissory Note to an accredited investor dated May 20, 2003, maturing May 20,
    2004, bearing interest at a rate 8% per annum payable in restrictedshares of common stock at a rate of $0.25 per share. The note is convertible at the option of the holder into restricted shares of common stock at a rate of
    $0.25 per share. The note has been changed to be due on demand and remains outstanding at June 30, 2005.
                                                                                                               30,000

    Convertible  promissory  note dated July 3, 2003  originally due December 31, 2003,  bearing interest at 12% per year payable in restricted  common stock,  extended through December 31,
    2004. The note has subsequently been changed to be due on demand and remains  outstanding at
    June 30, 2005. The note is convertible  at the option of the holder into  restricted  common
    stock at the rate of $0.20 per share.                                                                      50,000

    Two demand loans extended by two investors in March 2004 and January 2005, bearing no interest. 25,000

    Promissory note issued to an accredited  investor on October 26, 2004,  originally  maturing
    December  31,  2004 which was  subsequently  changed to be due on demand.  The note  carries interest  at the rate of 15% per year and is  secured  by a pledge  of the  proceeds  to the
    Company  from the sale of current and future  tax-loss  carry-forwards  under the New Jersey
    Emerging Technology and Biotechnology Financial Assistance Act.                                           150,000

    Promissory note issued to an accredited  investor on December 13, 2004 and maturing December
    13, 2005.  The note carries  interest at the rate of 8% per year and is  convertible  at the
    option of the holder into common shares at the rate of $0.25 per share.                                    25,000

    Promissory  grid note issued to one accredited  investor for demand loans  extended  between
    September and December 2004.  The note carries  interest at the rate of 10% per year. Of the
    amounts originally loaned, $225,000 had been repaid in October and December 2004.                         245,000

    Promissory  note issued to an  accredited  investor  on February  11,  2005,  originally  for
    $100,000 and maturing March 13, 2005,  carrying interest at the rate of 5% per year.  $35,000 of the note has been repaid, with the remaining balance due on demand. The note is personally
    guaranteed by the Company's chief executive officer.                                                       65,000

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

DEBT (Continued)

    Promissory note issued to an accredited  investor on February 18, 2005 and maturing June 18,
    2005,  carrying interest at the rate of 12% per year. The note remains open at June 30, 2005
    and is in default.                                                                                        100,000

    Promissory note, originally issued for $20,000 to an accredited investor on
    March 2, 2005 and maturing April 1, 2005, carrying interest at the rate of
    5% per year in the form of stock purchase warrants. $10,000 of this note has been repaid, with the balance due on demand. The note is personally guaranteed by the Company's chief executive officer.
                                                                                                               10,000
    Non-interest bearing promissory note dated May 20, 2003 maturing May 20,
    2005 convertible at the option of the holder into common shares at a rate of
    $0.25/share. The note has been changed to be due on demand and remains outstanding at June 30, 2005.
                                                                                                                5,000
    Promissory  note issued to an  accredited  investor on March 17, 2005 and maturing  June 15,
    2005,  carrying interest at the rate of 10% per year. In the event of default by debtor, the interest  rate  increases to 20% per year.  The note remains open at June 30, 2005 and is in default.  The note was subject to a $20,000 origination fee and assumption of $3,000 related
    legal expenses.                                                                                           220,000
                                                                                                     -----------------
                                                                                                            1,242,187
     Less Discount for Warrants issued in association with Promissory Notes:                                   (1,293)
                                                                                                     -----------------

     Total Short Term Debt                                                                         $        1,240,894
                                                                                                     =================

9. LONG TERM DEBT

    Long-term debt at June 30, 2005 is as follows:

    Two convertible  promissory notes to an accredited  investor dated August 8, 2003,  maturing   $           50,000
    August 8, 2005,  bearing no interest.  The notes are convertible  into restricted  shares of common stock at the option of the holder at a rate of $0.25 per share.

    Promissory  note dated  August 11,  2003,  maturing  August 11,  2005,  bearing 8%  interest payable  in form of  stock  purchase  warrants  valued  at  $0.25  per  share.  The  note is convertible  at the option of the holder into common shares at the rate of  $.25/share.  The note was  accompanied  by the  issuance of 50,000  3-year  common  stock  purchase  warrants exercisable  at $0.50  per  share and is  secured  in the form of a first  lien on a Company
    patent.                                                                                                    25,000
                                                                                                     -----------------
                                                                                                               75,000
     Less Current Maturities                                                                                 (75,000)
                                                                                                     -----------------

     Total Long Term Debt                                                                          $                0
                                                                                                     =================

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

10. INCOME TAX

     The Company's total deferred tax asset and valuation allowance are as follows:
                                                      Year Ended December 31,
                                                   ----------------------------
                                                       2004             2003
                                                   -----------      -----------
Total deferred tax asset, non-current              $ 6,110,000      $ 3,952,000
Less valuation allowance                            (6,110,000)      (3,952,000)
                                                   -----------      -----------
Net deferred tax asset, non-current                $        --      $        --
                                                   -----------      -----------

     The difference between income tax benefits in the financial statements and the tax benefit computed at the combined state and U. S. Federal statutory rate of 40% are as follows:

                                                        Year Ended December 31,
                                                         ------------------
                                                           2004        2003
                                                         ------      ------
Tax benefit                                                  40%         40%
Valuation allowance                                          40%         40%
                                                         ------      ------
Effective tax rate                                           --          --
                                                         ======      =======

     At December 31, 2004, the Company has available approximately $15,275,000 of net operating losses to carry-forward and which may be used to reduce future federal taxable income and expire between December 31, 2020 and 2024.

     At December 31, 2004, the Company has available approximately $6,250,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2010.

     The Company and Millennium file separate tax returns and have different tax years. The Company files on a fiscal year ended July 31; Millennium has a calendar year end.

     At July 31, 2001, the Company had a net operating loss ("NOL") carry-forward of approximately $11,126,000 for tax purposes expiring in the years 2003 through 2021. The Tax Reform Act of 1986 provided for a limitation on the use of NOL carry-forwards, following certain ownership changes. As a result of transactions in the Company's stock during the year ended July 31, 1999 and July 31, 2001, a change in ownership of greater than 50%, as defined, had occurred. Under such circumstances, the potential benefits from utilization of tax carry-forwards may be substantially limited or reduced on an annual basis. Accordingly, the Company has not reflected any benefit of such net operating loss carry-forward in the deferred tax asset and valuation allowance computation.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

11. OPERATING LEASE COMMITMENTS

     The Company leases certain office space and equipment under operating leases.

     On October 2001, the Company signed a 5-year lease commencing in December 2002, for approximately 4,500 square feet of office space in Bernardsville, NJ at a monthly rental of $9,116 through November, 2004 and $9,876 thereafter, plus an allocated portion of certain operating expenses. The lease is personally guaranteed by the Company's Chief Executive Officer Jerry E. Swon.

     The following is a schedule of future minimum rental payments (exclusive of allocated expenses) required under operating leases that have initial or non-cancelable lease terms in excess of one year as of June 30, 2005:
        Year Ending December 31,
                  2005                                      $         59,256
                  2006                                               118,512
                  2007                                               108,636
                                                              ---------------
                                                              ---------------
     Total minimum payments required                        $        286,404
                                                              ===============

12. RELATED PARTY TRANSACTIONS

     On January 11, 2001 Millennium entered into an Investment and Assignment Agreement with David Miller, a founding shareholder of the Company. Pursuant to the agreement, Mr. Miller assigned to Millennium all of his rights, title and interest to all formulations, material and technologies made, invented or developed by him which relate in any way to nutraceutical supplements and also granted Millennium the exclusive right to patent and trademark any such inventions. In consideration of the assignment, Millennium issued 2,671,729 shares of its common stock to Mr. Miller and granted to him a perpetual royalty equal to 3.33% of the gross sales of RESURGEX(R) AND RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products of Millennium. During the first quarter of 2005 Mr. Miller and Jane Swon entered into an agreement whereby among others Miller transferred $93,650 in accrued royalties and a promissory note for $50,000 to Jane Swon.

     On January 11, 2001 Millennium entered into Royalty and Investment Agreements with Jane Swon (spouse of Jerry E. Swon) and P. Elayne Wishart (spouse of former Chief Operating Officer and Director Bruce Deichl). Pursuant to such agreements, Ms. Swon and Ms. Wishart were each issued 4,007,594 shares of Millennium common stock for consideration of $25,000 each. In addition, Ms. Swon and Ms. Wishart each paid Millennium $25,000 for a perpetual royalty pursuant to which they are each entitled to 3.3% of the gross sales of RESURGEX(R) and RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products. The $50,000 consideration is being amortized over 10 years to additional paid-in-capital.

     During the second quarter of 2005, a note holder assigned a $76,250 note to Jane Swon. During the second quarter of 2005, Jerry E. Swon personally guaranteed certain notes totaling $120,000.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2005

13. COMMITMENTS

     On July 25, 2001, Millennium entered into an exclusive limited patent sublicense and distribution agreement with Isocell SA, a French company, which owns the rights to certain specialty ingredients. Pursuant to the License Agreement, Millennium is granted an exclusive sublicense to promote and distribute this product for use as a dietary supplement or functional food in certain defined medical market channels of distribution in North America involving direct sales of nutraceutical products to physicians for resale to their patients or through physician prescription for Medicaid/Medicare reimbursement for nutritional supplements.

     The License Agreement provides for the sale of the product to Millennium at stated unit prices subject to volume discounts. The term of the agreement is for five years, provided that Isocell may cancel the license (or make it non-exclusive) in the event that Millennium purchases of the product do not meet scheduled minimum quotas for any calendar quarter during the term. In such event, Millennium may avoid termination of the license by paying 50% of the prescribed purchase minimum. Expenses of $123,993 were incurred under the terms of this agreement for the quarters and the six months periods ended June 30, 2005 and 2004, respectively, and are included in selling, general and administrative expenses. As of June 30, 2005 Millennium is due to pay Isocell $265,209 for licensing fees for calendar year 2004 and the first two quarters in 2005. This amount is included in Accounts Payable and Accrued Expenses.

14.  FACTORS

     The Company has an agreement with a finance company to sell its receivables with recourse. In the event the receivable is not collected within ninety days, the Company must repurchase the receivable from the finance company. At June 30, 2005, the Company has no contingent liabilities towards the factor.

Item 2.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Pursuant To "Safe Harbor" Provisions
Of Section 21e Of The Securities Exchange Act Of 1934

Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, current dependence on the willingness of investors to continue to fund operations of the Company and other risks and uncertainties identified in the risk factors discussed below and in the Company's other reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Results of Operations for the Quarter Ended June 30, 2005:

The Company is currently actively engaged in the preparation phase associated with a national sales, marketing and distribution campaign to expand the market share of the products the Company manufactures. The national launch is scheduled to begin early in the fourth quarter of 2005 and will provide for an additional 165 sales representatives; 14 District Managers and 3 Regional Mangers nationwide resulting in 4,000 medical market sales calls per month. The Company currently performs between 100 and 150 medical sales calls per month. The Company's current effort yield in excess of $1,000,000 in gross revenue for the twelve months ended December 31, 2004.

The immediate transformation from a localized sales and marketing presence to a nationwide presence required new manufacturing procedures which were implemented during the second quarter. This transition resulted in a reduction of sales revenue during the second quarter. Total revenues generated from the sales of RESURGEX(R), RESURGEX PLUS(R) and Defenzyme(TM) for the quarter ended June 30, 2005 were $159,169, a decrease of approximately 39% from the second quarter in 2004 which had total revenues of $260,834.

Gross profits for the quarter ended June 30, 2005 amounted to $89,593 for a 56% gross margin. This compares to $108,772 and 41%, respectively, for the first quarter in 2004. The margin increase is primarily due to decrease in certain prices of raw materials which were acquired at lower costs due to increased supplies within the industry.

After deduction of selling, general and administrative expenses of $1,020,931 and research and development costs of $7,913, the Company realized an operating loss of $939,268. Included in selling, general and administrative expenses are $573,700 non-cash outlays in the form of restricted stock issued for compensation and services. As required by current SEC guidelines, the Company recorded such transactions at the fair market price on the date of issuance. Selling general and administrative expenses for the period showed a material decrease from the corresponding figure a year ago when such expenses totaled $1,071,384. Lesser outlays for outside professional services were the main reason for the decrease. In this regard, it should be noted that the 2004 figure was high due to the requirement of valuing certain restricted stock and warrants issued as compensation for such services at market prices for unrestricted stock.

Interest expenses likewise showed a marked decrease, from $146,723 in the second quarter in 2004 to $64,644 in the current period. Here too, as in the case of professional services expense, the issuance of certain securities contributed to the expense in 2004.

The net result for the quarter ended June 30, 2005 was a loss of $1,053,937 or $0.02 per share, compared to a loss of $1,613,379 or $0.04 per share for the prior year.

Liquidity and Capital Resources

As in the past, the Company's operations were generally financed by new debt and equity investments through private placements with accredited investors. During the second quarter of 2005, the Company obtained new working capital primarily though the issuance of common stock to accredited private investors and the placement of short-term debt which together supplied the majority of the funds that were needed to finance operations during the reporting period. Such transactions resulted in the receipt by the Company of $533,044. While these funds sufficed to compensate for the negative cash flow from operations they were not sufficient to build up a liquidity reserve. As a result, the Company's financial position at the end of the quarter remains severely constrained, with working capital showing a deficit of $1,460,059.

Management is currently in discussions with several entities in order to obtain further debt and/or equity financing to satisfy the Company's capital needs until such time as cash flow from sales increases to an extent that it will meet cash requirements of operations. Management expects, but cannot assure, it will be able to successfully conclude such discussions. See "We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business" in "Risk Factors" below.

                                  RISK FACTORS

The following cautionary statements identify important factors that could cause our actual result to differ from expectations:

We have operated at a loss and cannot assure that we will be able to attain profitable operations.

Although we are generating revenues, we continue to operate at a loss. During the six months ended June 30, 2005 and the year ended December 31, 2004, we generated revenues of $450,589 and $1,083,458 from sales of our three products. However, during these periods we realized net losses of $1,787,446 and $5,398,574. We expect to continue incurring operating losses until we are able to derive meaningful revenues from marketing our three products and other products we intend to bring to market. We cannot assure that we will be able to attain profitable operations.

We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business.

Our success depends on our ability to develop a market for our three products and other nutraceutical supplements we intend to bring to market. This means having an adequate advertising and marketing budget and adequate funds to continue to promote our products. Although our revenues have steadily increased since we began marketing our first product in September 2001, our operating expenses are significantly greater than our revenues. On April 30, 2004, we obtained gross proceeds of $2,000,000 from a private offering of our securities. These funds in conjunction with on going operating revenues provided adequate capital for our operating needs until the fourth quarter of 2004. During the first six months of 2005 we received $489,294 from issuance of our common stock and obtained new loans totaling $650,000 to fund ongoing working capital requirements for the period. We need to continue to raise funds to cover working capital requirements until we are able to raise revenues to a point of positive cash flow. We plan to do this, as before, through additional equity or debt financings. We may not be able to raise such funds on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are insufficient or unavailable, we will be required to modify our operating plans to the extent of available funding or curtail or suspend operations.

Our 2004 year end audited financial statements contain a "going concern" explanatory paragraph. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our financial statements contained in this report have been prepared.

Our consolidated financial statements for the year ended December 31, 2004 contained in our annual report on Form 10-KSB have been prepared on the basis of accounting principles applicable to a going concern. Our auditors' report on these consolidated financial statements includes an additional explanatory paragraph following the opinion paragraph on our ability to continue as a going concern. A note to these consolidated financial statements describes the reasons why there is substantial doubt about our ability to continue as a going concern and our plans to address this issue. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our consolidated financial statements have been prepared.

We are subject to significant government regulation.

The packaging, labeling, advertising, promotion, distribution and sale of RESURGEX(R) and RESURGEX PLUS(R) and other products we plan to produce and market are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration (the "FDA"), which regulates our products under the Federal Food, Drug and Cosmetic Act (the "FDCA") and regulations promulgated thereunder. Our products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission (the "CPSC"), the U.S. Department of Agriculture (the "USDA") and the Environmental Protection Agency (the "EPA"). Advertising and other forms of promotion and methods of marketing of our products are subject to regulation by the U.S. Federal Trade Commission (the "FTC"), which regulates these activities under the Federal Trade Commission Act (the "FTCA"). The manufacture, labeling and advertising of our products are also regulated by various state and local agencies. Failure to comply with applicable regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, and fines.

Our involvement in defending product liability claims could have a detrimental effect on our operations.

Like other retailers and distributors of products designed for human consumption, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We may be subjected to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. We carry $5,000,000 of product liability insurance. Thus, any product liabilities exceeding our coverage relating to our products could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition.

The biotechnology and nutraceutical supplement industries are highly competitive and subject to significant and rapid technological change. Developments by our competitors may render our products obsolete or noncompetitive. Numerous companies compete in our market, many of which have greater size and financial, personnel, distribution and other resources greater than ours. Our principal competition in the distribution channels where we are marketing our current products and where we intend to market other products, comes from a limited number of large nationally known manufacturers and many smaller manufacturers of nutraceutical supplements. In addition, large pharmaceutical companies compete with us on a limited basis in the nutraceutical supplement market. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess distribution and marketing capabilities far greater than ours. We also face competition in mass market distribution channels from private label nutraceutical supplements offered by health and natural food store chains and drugstore chains. We cannot assure that we will be able to compete.

If we are unable to protect our intellectual property or we infringe on intellectual property of others, our business and financial condition may be materially and adversely affected.

We own all rights to the formulation of RESURGEX(R) and RESURGEX PLUS(R), have a use and compositional patent with respect to RESURGEX(R) (which covers RESURGEX PLUS(R)). We also have registered trademarks for the names "RESURGEX" and "RESURGEX PLUS". We have filed patent applications internationally with regards to RESURGEX(R) AND RESURGEX PLUS(R). No assurance can be given that patents will be issued from pending applications or that there rights, if issued and the rights from our existing patents and registered name will afford us adequate protections. In addition, we rely on trade secrets and unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or produce products which provide the same benefits as RESURGEX(R) and RESURGEX PLUS(R) or our other proposed products.

Although we will seek to ensure that our products do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a material adverse effect on our business, financial condition and results of operations.

Because our Board can issue common stock without stockholder approval, you could experience substantial dilution.

Our Board of Directors has the authority to issue up to 75,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. As of July 31, 2005, 63,107,056 shares are issued and outstanding or reserved for issuance on a fully-diluted basis. Future issuance of our additional shares of common stock could be at values substantially below the current market price of our common stock and, therefore, could represent substantial dilution to investors in this offering. In addition, our Board could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Anti-takeover provisions of the Delaware General Corporation Law could discourage a merger or other type of corporate reorganization or a change in control even if they could be favorable to the interests of our stockholders.

The Delaware General Corporation Law contains provisions which may enable our management to retain control and resist a takeover of us. These provisions generally prevent us from engaging in a broad range of business combinations with an owner of 15% or more of our outstanding voting stock for a period of three years from the date that this person acquires his stock. Accordingly, these provisions could discourage or make more difficult a change in control or a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.

We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in its business and do not anticipate paying any cash dividends in the foreseeable future. Moreover, no cash dividends may be declared or paid on our common stock if, and as long as, our Series B Preferred Stock is outstanding or there are unpaid dividends on outstanding shares of Series C Preferred Stock. No dividends may be declared on the Series C Preferred Stock if, and as long as, the Series B Preferred Stock is outstanding. Accordingly, it is unlikely that we will declare any cash dividends on our common stock in the foreseeable future.

We cannot assure that there will be a sustained public market for our common stock.

At present, our common stock is quoted on the OTC Bulletin Board and tradable in the over-the-counter market. Our common stock is not traded on a sustained basis or with significant volume. In addition, we currently do not meet the requirements for listing our common stock on NASDAQ or a national securities exchange and we cannot assure if or when our common stock will be listed on such an exchange. For the foregoing reasons, we cannot assure that there will be a significant and sustained public market for the sale of our common stock. Accordingly, if you purchase our common stock, you may be unable to resell it. In the absence of any readily available secondary market for our common stock, you may experience great difficulty in selling your shares at or near the price that you originally paid.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to the following factors:

      o     variations in quarterly operating results;

      o     our    announcements   of   significant    contracts,    milestones,
            acquisitions;

      o     our relationships with other companies or capital commitments;

      o     additions or departures of key personnel;

      o     sales of common stock or termination of stock transfer restrictions;

      o     changes in financial estimates by securities analysts; and

      o     fluctuations in stock market price and volume.

Our stock price may be adversely affected if a significant amount of shares are sold in the public market.

As of August 15, 2005 approximately 14,200,000 shares of our common stock constituted "restricted securities" as defined in Rule 144 under the Securities Act of 1933. In addition, as of July 31, 2005 we had warrants outstanding for the purchase of an aggregate of 13,097,335 shares of our common stock, and stock options for 2,255,312 shares. of these restricted shares and 12,098,904 of the shares issuable upon exercise of the warrants have been registered for resale under the Securities Act. Registration of the shares permits the sale of the shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. To the extent the exercise price of the warrants is less than the market price of the common stock, the holders of the warrants are likely to exercise them and sell the underlying shares of common stock and to the extent that the exercise price of the warrants are adjusted pursuant to anti-dilution protection, the warrants could be exercisable or convertible for even more shares of common stock. Moreover, some of the remaining restricted shares as well as shares resulting from the exercise of the other warrants and options may, after certain holding periods, enter the market, and we may issue additional shares to raise funding or compensate employees, consultants and/or directors. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market could cause the market price for our common stock to decrease. Furthermore, a decline in the price of our common stock would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

Our shares are subject to the Penny Stock Reform Act.

Our shares are subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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

In 2004, the FASB issued SFAS Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". This Statement amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). His Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The adoption of this Statement is not expected to have a significant impact on the Company's results of operation or financial position.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

Disclosure About Off-Balance Sheet Arrangements

We do not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Critical Accounting Policies

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this report.

Revenue Recognition

Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

Item 3.    CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the required time periods. Our Chief Executive Officer and our Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this quarterly report. They have concluded that, as of that date, our disclosure controls an procedures were effective at ensuring that required information will be disclosed on a timely basis in our reports filed under the Exchange Act.

(b) Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting

PART  II  -  OTHER INFORMATION

Item 1   Legal Proceedings

         -  None

Item 2   Unregistered Sales of Equity Securities and Use of Proceeds

(a) Issuance of unregistered securities

During the quarter ended June 30, 2005, the Company issued the following unregistered securities, all of which were issued pursuant to the exemption from registration provided by Section 4(2), Rule 506 of Regulation D of the Securities Act of 1933:

(i) 333,334 shares of its common stock to one creditor pursuant to the conversion of a promissory note with a face value of $100,000.

(ii) 1,704,692 shares of its common stock to nine investors pursuant to their exercise of warrants for such number of shares, which resulted in the receipt by the Company of $433,044 in cash.

(iii) 466,532 shares of its common stock as bonuses to two outside directors of the Company in lieu of $100,000 cash bonuses.

(iv) 1,430,000 shares of its common stock to five outside consultants for services rendered.

(v) 75,952 shares of its common stock to three creditors for interest on promissory notes.

      (b)   Not Applicable

      (c)   Not Applicable

Item 3   Defaults Upon Senior Securities

         -  None

[FRANK: INSTRUCTIONS TO THIS ITEM 3: (a) If there has been any material default in the payment of principal, interest, a sinking or purchase fund installment, or any other material default not cured within 30 days, with respect to any indebtedness of the small business issuer exceeding 5 percent of the total assets of the issuer identify the indebtedness and state the nature of the default. In the case of such a default in the payment of principal, interest, or a sinking or purchase fund installment, state the amount of the default and the total arrearage on the date of filing this report.

Instruction to Item 3(a): 1. This paragraph refers only to events which have become defaults under the governing instruments, i.e., after the expiration of any period of grace and compliance with any notice requirements.

Item 4   Submission of Matters to a Vote of Securities' Holders
         ------------------------------------------------------

         -  None

Item 5   Other Information

         -  None

Item 6   Exhibits

      10.1  July 2005 syndicated sales force agreement with Cardinal Health PTS.

      31.1  Certification of Jerry E. Swon, Chief Executive Officer, pursuant to
            Section 302 of the Sarbanes-Oxley Act of 2002.

      31.2  Certification of Frank Guarino, Chief Financial Officer, pursuant to
            Section 302 of the Sarbanes-Oxley Act of 2002.

      32.1 Certification of Jerry E. Swon, Chief Executive Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

      32.2 Certification of Frank Guarino, Chief Financial Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  MILLENIUM BIOTECHNOLOGIES GROUP, INC.

Date:  August 22, 2005            By: /s/  Frank Guarino
                                      ------------------
                                      Frank Guarino
                                      Chief Financial Officer
                                      Chief Accounting Officer


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